FIRST AMENDMENT AND CONSENT

THIS FIRST AMENDMENT AND CONSENT (this “Amendment”), dated as of February 28, 2019, is by and among KFORCE INC., a Florida corporation (the “Borrower”), the Subsidiary Guarantors party hereto (the “Guarantors”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of May 25, 2017 as modified by that certain Consent, dated as of July 19, 2017 and as further modified by that certain Consent, dated as of September 8, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower informed the Administrative Agent that it intends to sell or cause to be sold all or substantially all of the assets or Equity Interests of Kforce Government Holdings Inc. and Kforce Government Solutions, Inc. and/or TraumaFX Solutions, Inc. (together, the “First Amendment Asset Sales”) within one year of the First Amendment Effective Date (as defined below);

WHEREAS, the Borrower informed the Administrative Agent that it intends to make a one-time payment to fund a supplemental executive retirement plan (the “SERP Payment” and the “SERP,” respectively) in an amount up to $15,000,000;

WHEREAS, the Credit Parties have requested that the Required Lenders (i) amend certain provisions of the Credit Agreement to permit, among other things, the First Amendment Asset Sales and (ii) consent to the SERP Payment; and

WHEREAS, the Required Lenders are willing to (i) to make such amendments to the Credit Agreement and (ii) consent to the SERP Payment, each in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment Asset Sales” means the sale by Borrower of all or substantially all of the assets or Equity Interests of (i) Kforce Government Holdings Inc. and Kforce Government Solutions, Inc. and/or (ii) TraumaFX Solutions, Inc. on or before February 28, 2020.

“First Amendment Effective Date” means February 28, 2019.

“Replacement Rate” has the meaning assigned thereto in Section 5.8(c).
1.2 Amendment to Definition of Capital Expenditures. The definition of “Capital Expenditures” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Capital Expenditures” means, with respect to Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) additions for implementation costs of a hosting arrangement that is a service contract after giving effect to Accounting Standards Update No. 2018-15.
1.3 Amendment to Definition of Capital Lease. The definition of “Capital Lease” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, for which the lessee’s obligations are or would be required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Closing Date (assuming for such purposes that the leases were in existence on the Closing Date), without regard to any classification or reclassification as financing or operating leases upon the Person’s adoption of leasing standard ASC 842.
1.4 Amendment to Definition of Consolidated EBITDA. The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) the provision for federal, state, local and foreign taxes, (ii) Consolidated Interest Expense, (iii) amortization and depreciation expenses, (iv) amortization associated with implementation costs of a hosting arrangement that is a service contract after giving effect to Accounting Standards Update No. 2018-15, (v) share based compensation expense to the extent not settled in cash, (vi) losses from discontinued operations, (vii) severance amounts paid or accrued (to the extent not added back in a prior period) and charges incurred during such period in connection with the redemption or repurchase of options or shares of former employees of Borrower and its Subsidiaries in an aggregate amount not to exceed $4,000,000 during any four (4) consecutive fiscal quarter period, (viii) Transaction Costs; provided that the aggregate amount of Transaction Costs related to Permitted Acquisitions or any proposed acquisition that does not close added back under this clause (viii) shall not exceed $5,000,000 (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) for similar acquisitions during any four (4) consecutive fiscal quarter period, (ix) any losses on sales of or impairment of property, plants, equipment and intangible assets, (x) other expenses reducing Consolidated Net Income that do not represent a cash item in such period or future periods, (xi) other reasonable non-recurring or unusual cash expenses incurred during such period not to exceed $3,000,000 during any four (4) consecutive fiscal quarter period and (xii) any extraordinary charges, less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary gains (including income or gains from discontinued operations), (iii) non-cash gains or non-cash items increasing Consolidated Net Income, and (iv) any gains on sales of property, plant and equipment. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.
1.5 Amendment to Definition of LIBOR. The definition of “LIBOR” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.8(c),

(1) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(2) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate as set by the ICE (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, (i) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (ii) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

1.6 Amendment to Section 1.3. Section 1.3(c) of the Credit Agreement is hereby deleted.

1.7 Addition of Section 1.13. A new Section 1.13 of the Credit Agreement is hereby added to read as follows:

SECTION 1.13  Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” (other than Administrative Agent’s calculation of LIBOR).
1.8 Amendment to Section 5.8. Section 5.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Circumstances Affecting LIBOR Rate Availability. Unless and until a Replacement Rate is implemented in accordance with clause (c) below, in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to Borrower. Thereafter, until the Administrative Agent notifies Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.
(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c) Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 5.8(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.8(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations and similar borrowers in other transactions in which it is serving as administrative agent and otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 5.8(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders (directly, or through the Administrative Agent) notify Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.8(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
1.9 Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby amended by adding the following sentence to the end of the paragraph as follows:
As of the First Amendment Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.
1.10 Amendment to Section 8.3. Section 8.3 of the Credit Agreement is hereby amended by adding a new subsection (g) at the end of such section to read as follows, and by making the necessary grammatical changes thereto as necessary to incorporate such change:

(g) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
1.11 Amendment to Section 8.18. Section 8.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Anti-Corruption; Beneficial Ownership Certification. (i) Maintain in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions applicable to the conduct of the business of Borrower and its Subsidiaries, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

1.12 Amendment to Section 9.3(s). Section 9.3(s) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(s) Investments of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.
1.13 Amendment to Section 9.5. Section 9.5 of the Credit Agreement is hereby amended by adding a new subsection (l) at the end of such section to read as follows, and by making the necessary grammatical changes thereto as necessary to incorporate such change:

(l) the First Amendment Asset Sales.
1.14 Addition of Section 9.18. A new Section 9.18 of the Credit Agreement is hereby added to read as follows:
SECTION 9.18  Recent Changes in Delaware Law. Notwithstanding anything herein or any other Loan Document to the contrary, no Credit Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent, except that any Credit Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent so long as all such limited liability companies or series thereof are Borrowers (if the entity divided is a Borrower) or Guarantors (if the entity divided is a Guarantor) and such new Borrowers or new Guarantors, as applicable, comply with the obligations set forth in Section 8.17 and the other applicable further assurances obligations set forth in the Loan Documents.

1.15 Amendment to Section 12.2. The proviso in Section 12.2 of the Credit Agreement is hereby amended by adding a new clause (vii) to read as follows, and by making the necessary grammatical changes thereto as necessary to incorporate such change:

(vii) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c).

ARTICLE II
CONSENT
2.1 Consent. Notwithstanding any provision of the Credit Agreement or any other Loan Document, the Required Lenders hereby consent to (i) the Borrower making the SERP Payment in an aggregate amount not to exceed $15,000,000, (ii) the Borrower making additional payments in various amounts to the SERP on substantially similar terms to the initial SERP Payment (which additional payments as permitted under Section 9.7 of the Credit Agreement and the SERP Payment will not be deemed “Investments” under the Credit Agreement), (iii) the investment of assets held pursuant to the SERP by or on behalf of the Credit Parties without regard to limitations imposed by Section 9.3 of the Credit Agreement, and (iv) distributions under the SERP to plan beneficiaries; provided in each case that on a Pro Forma Basis after giving effect to such action the Borrower will be in pro forma compliance with the financial covenants set forth in Section 9.14 of the Credit Agreement. The provisions of this section shall be deemed to be incorporated by reference into the Credit Agreement.

2.2 Effectiveness of Consent. This consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to any other action or a waiver of any provision, breach, Default or Event of Default other than as specifically consented to or waived herein nor as a consent to any other action or a waiver of any provision, breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties or any of them, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a consent to or waiver of any future transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as consented to or waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE III
CONDITION TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b) Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding reasonable fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Amendment.

(c) Beneficial Ownership Certification. The Administrative Agent and each other Lender requesting the same shall have received from any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation a Beneficial Ownership Certification in relation to such Credit Party.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1 Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary corporate and other organizational action required of it to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization, or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment where the failure to obtain such required consent, approval, authorization, order, filing, registration or qualification could reasonably be expected to have a Material Adverse Effect.

(d) The representations and warranties set forth in Article VII of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.3 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.4 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Amendment.

4.5 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

4.6 Counterparts; Telecopy. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.7 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act, under the Credit Agreement on or prior to the date hereof.

4.8 GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

4.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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KFORCE INC.
FIRST AMENDMENT AND CONSENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:
KFORCE INC., as Borrower
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President, Finance and Accounting

GUARANTORS:
KFORCE GOVERNMENT SOLUTIONS, INC., as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Vice President
KGS TRAINING TECHNOLOGIES, INC., as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President
TRAUMAFX SOLUTIONS INC., as Subsidiary Guarantor
By:  /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President
KFAH, LLC, as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Vice President
KFAH II, LLC, as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Vice President

KFORCE.COM, INC., as Subsidiary Guarantor
By:  /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: President

KFORCE FLEXIBLE SOLUTIONS, LLC, as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President
KFORCE GOVERNMENT HOLDINGS INC., as Subsidiary Guarantor
By:  /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President
KFORCE STAFFING SOLUTIONS OF CALIFORNIA, LLC, as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Vice President
KFORCE GLOBAL SOLUTIONS, INC., as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President
ROMAC INTERNATIONAL, INC., as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: President
KFORCE SERVICES CORP., as Subsidiary Guarantor
By: /s/ Jeffrey B. Hackman
Name: Jeffrey B. Hackman
Title: Senior Vice President

2

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By: /s/ Lynn E. Culbreath
Name: Lynn E. Culbreath
Title: Senior Vice President

LENDERS:
U.S. Bank National Corporation, in its capacity as a Lender
By: /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

REGIONS BANK, in its capacity as a Lender
By: /s/ Stowe Query
Name: Stowe Query
Title: Vice President

BMO Harris Bank, N.A., in its capacity as a Lender
By: /s/ Betsy Phillips
Name: Betsy Phillips
Title: Director

Fifth Third Bank, in its capacity as a Lender
By: /s/ David A. Austin
Name: David A. Austin
Title: Senior Vice President

MUFG Bank Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in its capacity as a Lender
By: /s/ Liwei Liu
Name: Liwei Liu
Title: Vice President

3

Bank of America, N.A., in its capacity as a Lender
By: /s/ Carmen Cardozo
Name: Carmen Cardozo
Title: Senior Vice President

Branch Banking and Trust Company,
in its capacity as a Lender

By: /s/ Scott Fricke
Name: Scott Fricke
Title: Senior Vice President

IBERIABANK, a Louisiana state-chartered bank,
in its capacity as a Lender

By: /s/ Michael J. Roth
Name: Michael J. Roth
Title: Executive Vice President